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                                                                    Exhibit 23.3



                    Registered Independent Auditors' Consent

As independent registered public accountants, we hereby consent to the use of our report on Kensington Bankshares, Inc. dated July 7, 2006, and all references to our Firm included in or made part of this Form S-4.


                       /s/ Harper & Pearson Company, P.C.


Houston, Texas
July 10, 2006